Exhibit G

September 9, 2022

APSG Sponsor, L.P.
9 West 57th Street, 43rd Floor
New York, NY 10019

and

Global Business Travel Group, Inc.

666 3rd Avenue, 4th Floor

New York, NY 10017

Re: Exchange Offer

Reference is made to that certain (i) Tender and Support Agreement, dated as of the date hereof (the “Tender and Support Agreement”), by and among Global Business Travel Group, Inc., a Delaware corporation (the “Company”), APSG Sponsor, L.P., a Cayman Islands exempted limited partnership (“APSG”) and the Public Warrant Holders party thereto, (ii) Amended and Restated Registration Rights Agreement, dated as of May 27, 2022 (the “Registration Rights Agreement”), by and among the Company, APSG and certain other equityholders party thereto and (iii) Sponsor Side Letter (as amended, the “Sponsor Side Letter”), dated as of December 2, 2021 and as amended on May 27, 2022, by and among the Company, GBT JerseyCo Limited, a company limited by shares incorporated under the laws of Jersey, APSG and certain other individuals. This letter agreement (this “Letter Agreement”) is being entered into by APSG and the Company in connection with the Exchange Offer and Solicitation. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Tender and Support Agreement.

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereby agree as follows:

1.	For the avoidance of doubt, the shares of Class A Common Stock to be issued to APSG in connection with the Exchange Offer will be Registrable Securities (as defined in the Registration Rights Agreement) when issued to APSG.

2.	For the avoidance of doubt, the shares of Class A Common Stock to be issued to APSG in connection with the Exchange Offer are not subject to Section 3 of the Sponsor Side Letter.

3.	The Company agrees that, prior to the closing of the Exchange Offer, the Board of Directors of the Company will approve the issuance of securities to, and the sale of securities by, APSG in the Exchange Offer as exempt transactions for purposes of Rule 16b-3 under the Exchange Act.

4.	The Company agrees that the terms of the Exchange Offer and Solicitation set forth in the Registration Statement shall be consistent in all material respects with the last draft of the Registration Statement provided to APSG prior to the date hereof.

5.	The Company agrees that all of APSG’s obligations under the Tender and Support Agreement are subject to the Company’s satisfaction of its obligations under paragraphs (3) and (4) above and the Company not refuting its agreements in paragraphs (1) and (2) above.

6.	Miscellaneous.

a.	The provisions of the following sections of the Tender and Support Agreement are hereby incorporated by reference into this Letter Agreement, mutatis mutandis, for their application with respect to this Letter Agreement: Sections 1.08 (Governing Law; Jurisdiction) and 1.09 (Counterparts).

b.	This Letter Agreement and the agreements referenced herein constitute the entire agreement among the parties hereto relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the transactions contemplated hereby.

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Please indicate your agreement to the terms of this Letter Agreement by signing where indicated below.

Very truly yours,

APSG SPONSOR, L.P.

By: AP Caps II Holdings GP, LLC, its general partner

By: Apollo Principal Holdings III, L.P., its managing member

By: Apollo Principal Holdings III GP, Ltd., its general partner

By:	/s/ James Elworth

Name: James Elworth
Title: Vice President

[Signature Page to Side Letter]

Acknowledged and agreed as of the date of this Letter Agreement

GLOBAL BUSINESS TRAVEL GROUP, INC.

By:	/s/ Eric Bock

Name: Eric J. Bock
Title: Chief Legal Officer, Global Head of M&A and Compliance and Corporate Secretary

[Signature Page to Side Letter]